UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2016

SALON MEDIA GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26395	94-3228750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

870 Market Street San Francisco, CA 94102 (Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 870-7566

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Effective as of May 23, 2016, we appointed Jordan Hoffner, 46, as our Chief Executive Officer, replacing Cynthia Jeffers who has been Chief Executive Officer since 2012. Mr. Hoffner was most recently chief executive officer of Federated Media, a subsidiary of Media General (NYSE MEG). Prior to joining Federated Media in 2014, Mr. Hoffner was President, Digital, of digital entertainment content studio, Electus LLC, a subsidiary of IAC Corp (Nasdaq IACI). Prior to Electus, Mr. Hoffner was Director, Partnerships at Youtube, a subsidiary of Google (Nasdaq GOOG), from 2006-2009. Prior to Youtube, Mr. Hoffner worked at NBC in various capacities including writer, television producer and business development executive from 1994 – 2006.

On May 24, 2016, we issued a press release regarding Mr. Hoffner’s appointment. The press release is filed with this report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

99.1	Press release of Salon Media Group, dated May 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALON MEDIA GROUP, INC.

By:          /s/ Elizabeth Hambrecht

Name:     Elizabeth Hambrecht

Title:       Chief Financial Officer

Dated: May 24, 2016

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of Salon Media Group, Inc. dated May 24, 2016